                                                                   EXHIBIT 10.5

                         PROGRAM MANAGEMENT AGREEMENT


     THIS AGREEMENT, made effective as of the 1st day of January, 1997 by and between Environmental Management Insurance Services, Inc., a Georgia corporation (hereinafter referred to as the "Program Manager"), having its principal office in Atlanta, Georgia, and American Safety Risk Retention Group, Inc., a Vermont corporation (hereinafter referred to as the "Company"), having its principal office in Burlington, Vermont.

                             W I T N E S S E T H:

     WHEREAS, the Program Manager is currently providing insurance program management and administrative services to the Company, as well as insurance and other companies; and

     WHEREAS, the term of the current agreement between the Company and Program Manager expired December 31, 1996; and

     WHEREAS, the Company desires to continue to retain the Program Manager to provide insurance program management and administrative services in accordance with the terms hereof;

     NOW THEREFORE, in consideration of their respective promises and covenants hereinafter contained, the Program Manager and the Company renew and restate their agreement and agree as follows:

A.  Program Management Authority Granted

    The Program Manager is authorized to solicit and accept applications for insurance (as well as Company stock subscriptions) and to bind, execute and administer direct contracts of

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 1
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    insurance on behalf of the Company, subject to the program administration rules and procedures of the Company as they exist and may in the future be prescribed and communicated in writing from time to time by the Company to the Program Manager. The Program Manager shall not be held responsible or liable for any losses or errors or omissions arising out of insurance binders, contracts or certificates issued or bound in accordance with such rules and procedures of the Company.

    If the Company fails to deliver to the Program Manager written program administration rules and procedures sufficient for the Program Manager to carry out its duties under this Agreement, the Program Manager may take its own prudent actions, consistent with the Company's prior instructions to the Program Manager, in administering the affairs of the Company, and the Program Manager shall not be held liable for any losses, errors or omissions arising out of such prudent actions.

B.  Duties of the Program Manager

    The Program Manager shall provide the following services:

    1.  Marketing Services, including:

        (a) solicitation of applications of insurance (including transmittal of stock subscriptions), in accordance with the rules and procedures of the Company and in compliance with the federal Liability Risk Retention Act of 1986 and any applicable state insurance laws and regulations; and

        (b) development and implementation, in cooperation with the Company, of appropriate sales promotional materials and activities, including brochures and advertising;
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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 2
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        (c) participation in trade association conventions and presentation of speeches to appropriate audiences;

        (d) providing marketing and advertising materials to insureds, brokers and the media;

        (e) promoting the Company's products and services by telephone and personal visits with insureds and brokers and by exhibiting and/or attending trade and/or industry shows; and

        (f) developing and conducting marketing and promotional meetings of insureds and brokers.

    2.  Program Administration Services, including:

        (a) acceptance and processing of applications for insurance (as well as stock subscriptions);

        (b) issuance in the name of the Company, and countersigning where required, of insurance binders, contracts and certificates;

        (c) issuance in the name of the Company of notices of cancellation of insurance binders, contracts and certificates;

        (d) liaison with Company's Vermont Manager, the Vermont Department of Banking, Insurance and Securities, and other state insurance departments including necessary filings and regulatory compliance; and

        (e) maintenance of Company's records and computer software, and revision of same as needed.

        all in accordance with the written program administration rules and procedures of the Company and the terms of this Agreement.
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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 3
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        All premiums received by the Program Manager on behalf of the Company, net of fees, commissions or other deductions authorized hereunder, shall be remitted to the Company along with a written statement summarizing such premiums and deductions within thirty days of the end of each month.

        In addition, the Program Manager shall provide to the Company monthly reports summarizing its activities on behalf of the Company under this Agreement.

    3.  Underwriting Related Services, including:

        (a) reviewing on behalf of the Company the risk profiles of all entities applying for insurance coverage and ownership;

        (b) advising the Company regarding acceptability of risks and appropriate terms and conditions under which coverage shall be offered;

        (c) reviewing on behalf of the Company all insureds on an annual basis and providing on behalf of the Company appropriate renewal terms and conditions for each insured;

        (d) advising the Company regarding its policy forms, terms, conditions of coverage and premium rates and assisting in the implementation of same; and

        (e) advise the Company on new programs and coverages.

    4.  Claims Administration Services, including:

        (a) receiving first reports of all claims and transmitting such reports to the persons and organizations designated by the Company to manage and adjust claims on behalf of the Company; and

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 4

        (b) reviewing all claims with such designated persons and organizations on a periodic basis and assisting in the preparation of an annual report to the Company summarizing recommended provisions for loss reserves in the Company's financial statements.

    5.  Loss Control Services, including:

        (a) technical review of submissions of insureds for insurance coverage;

        (b) implement inspection program of prospective and existing insureds' offices, operations and projects, in accordance with instructions provided by the Company;

        (c) preparation of quarterly reports on loss control activities;

        (d) attending meetings of the Loss Control Committee, at the Company's request; and

        (e) advising the Company on loss control issues, and assist in developing loss control technical guidelines/standards for review by the Company.

    6.  Financial Services, including:

        (a) billing and collection (exclusive of legal action) of all premiums due to the Company on insurance binders, contracts and certificates, and of other accounts receivable;

        (b) payment of Producing Agent Commissions to licensed insurance agents and brokers;

        (c) payment of reinsurance premiums, and obtaining letters of credit from reinsurers where required by contract or regulatory authorities;

        (d) prepare the Company's general ledger, income statement, balance sheet and summary of investments;

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 5
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        (e) maintain accounting data needed to prepare federal income tax return, state premium tax returns and other business related returns (excluding preparation of income tax returns), and liaison with the Company's outside auditors and actuaries;

        (f) review of invoices received by the Company, and payment of accounts payable of the Company, whether for goods or services;

        (g) transfer funds to the Company's investment manager in accordance with guidelines established by the Company and/or liaison with the Company's outside investment managers;

        (h) performing premium audits of the Company's insureds in accordance with standards developed or approved by the Company; and

        (i) prepare operating budgets and reconcile bank accounts.

    7.  Consulting Services, including:

        (a) advising on a periodic basis regarding insurance industry customs and practices and conveying results or summaries of insurance surveys, research and computations, as may be requested by the Company;

        (b) periodically evaluating and reporting on the potential adoption by the Company of additional lines of insurance;

        (c) periodically evaluating and reporting on the possible uses of other reinsurance arrangements by the Company; and

        (d) assisting in the preparation for and attending the meetings of the Company's shareholders, directors, officers and committees.

    8. The Program Manager will not provide any claims adjusting, actuarial, legal, financial audit, or reinsurance intermediary services, or investment advice under this

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 6
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        Agreement, and the Company shall have sole responsibility for obtaining these services and advice at its own expense as it deems advisable. However, the Program Manager shall timely advise the Company of the need for the foregoing services, and the Program Manager may provide such services pursuant to Section D.2. hereof, and/or shall monitor the status and results of such services provided by others.

    9. The Program Manager shall have no power to enter into any contract, including any insurance contract, on behalf of the Company unless specifically authorized by the Company to do so.

   10. The Program Manager represents and warrants that during the term of the Agreement, Lloyd A. Fox, its President, shall be primarily responsible for the administration and oversight of the performance of the Program Manager under this Agreement. In the event of any substantive change, voluntarily or involuntarily, in Mr. Fox's role in connection with the Program Manager's services under this Agreement, the Company may terminate this Agreement pursuant to the provisions of Section E.1. hereof.

   11. The Program Manager shall not be required to obtain errors and omissions insurance covering the Program Manager's employees who perform services for the Company while acting on behalf of the Company, including, but not limited to, as signatories on any insurance contract or certificate. If available, the Company shall have the right to require that such coverages be purchased, at the Company's expense. Program Manager shall obtain fidelity insurance or similar coverage with respect to its financial services for the Company in connection with the collection of premium and handling of the Company's funds.

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 7

C.  Duties of the Company

    The Company shall:

    1. pay to the Program Manager the compensation set forth in Section D of this Agreement;

    2. comply with any reasonable request for instructions which the Program Manager may make in order for the Program Manager to perform its duties efficiently under this Agreement;

    3. deliver to the Program Manager the written rules and procedures specified in Sections A., B.1.(a), B.2. and B.7. of this Agreement, subject to the provisions of Section A above;

    4. provide or arrange to provide the services specified in this Agreement as being provided by entities other than Program Manager.

D.  Compensation

    1. The Company agrees to pay compensation and reimbursement to the Program Manager as follows:

        (a) an Administrative Fee for services to be provided, including expenses (except as otherwise specified), equal to $45,000 per month, payable in monthly installments by not later than the tenth
            (10th) of each month. The Administrative Fee may be calculated and deducted by the Program Manager

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 8
            on a monthly basis from the premiums received by the Program Manager on behalf of the Company. At each anniversary of this Agreement, Program Manager agrees to discuss with Company's Executive Committee of the Board of Directors whether an adjustment or another basis for compensation as described in this Section D is appropriate based on Program Manager's operating budget. Notwithstanding the provisions of Section E hereof, if Program Manager and Company cannot reach agreement at such time, this Agreement shall continue in effect, and at Program Manager's or Company's option, the issue may be referred to arbitration, in accordance with Section I of this Agreement.

        (b) during the term of this Agreement, a Producing Agent Commission equal to ten percent (10%) of all gross written premiums (net of cancellations and return premiums) received by the Company on any insurance binders, contracts and certificates, issued by the Company on which the insured, under such binders, contracts and certificates, has designated in writing the Program Manager, or any other related company, subsidiary or affiliate of Program Manager as its insurance agent or broker of record, or has notified the Company that no broker exists on such account, or elects to have its coverage written directly by the Company, and for the small (and/or "special") contractors program and any environmental automobile program. The Producing Agent Commission shall be calculated and payable on a monthly basis on the tenth (10th) day of the following month and may be deducted by Program Manager from premiums received on behalf of the Company;

        (c) a Management Fee equal to (i) ten percent (10%) of all gross written premium (as determined in the same manner described in Paragraph (b) above)

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                      Page 9
            received by the Company for the Company's Standard Contractor/Owner Program and (ii) fifteen percent (15%) of all gross written premiums received by the Company (as determined in the same manner described in Paragraph (b) above) for the Company's Special Contractor Program, small contractors program, and any environmental automobile program, and (iii) fifteen percent (15%) of all gross written premiums received by the Company (as determined in the same manner described in Paragraph (b) above) for insureds purchasing coverage with the Company who are also insured by the Workers' Compensation Insurance Program developed by Program Manager through other companies for insureds of the Company. The Management Fee shall be calculated and payable on a monthly basis on the tenth (10th) day of the following month and may be deducted by Program Manager from premiums received on behalf of the Company;

        (d) with respect to the Company's professional liability insurance program, a fee equal to thirty-five percent (35%) of the first Two Hundred Thousand dollars ($200,000) of net written premium and capital contributions collected by the Company, and twenty percent (20%) of the net written premium and capital contributions collected by the Company in excess of Two Hundred Thousand dollars ($200,000);

        (e) reimbursement of the Program Manager's documented costs and expenses of providing Loss Control Services as described in Section B.5. hereof, including salaries, bonus or commissions, taxes, fringe benefits, travel expenses, clerical support, office space, equipment, telephone and related items plus a twenty percent (20%) overhead allowance; and

        (f) reimbursement of the Program Manager's documented costs and expenses of providing Marketing Services as described in Section B.1. hereof, including

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 10
            salaries, bonus or commissions, taxes, fringe benefits, travel expenses, clerical support, office space, equipment, telephone, advertising expense and related items and the Program Manager's documented cost and expense for premium audit services, including travel expenses

    2. In the event the Program Manager or any other parent or related company, subsidiary or affiliate of Program Manager negotiates and is directed by the Company to bind reinsurance on behalf of the Company or if Program Manager effects a bonding program or similar transaction or additional lines of business at the request of or approved by the Company, the Program Manager or such parent or related company, subsidiary or affiliate shall be allowed to receive a reinsurance commission or similar commission from the reinsurers, carriers, or surety in an amount customarily paid by such reinsurers, carriers or surety.

    3. Except as otherwise provided herein, all expenses (including overhead expenditures) incurred by the Program Manager in the performance of its services under this Agreement shall be the responsibility of Program Manager, and the Company shall have no obligation to reimburse the Program Manager for any such expenses. However, any expenses incurred by the Program Manager at the direction of or on behalf of the Company, including, but not limited to attendance at meetings of the Company or its reinsurers, attendance at regulatory and association meetings, and extraordinary printing or operational expenses (e.g., policies; the Company Guidelines; meeting materials; brochures; annual reports, etc.), shall be promptly paid or reimbursed by the Company upon its receipt of documentation evidencing such expenses.

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 11

E.  Termination

    1. The Company may, at its option, terminate this Agreement without liability in the event the Program Manager shall fail or refuse to perform a material obligation imposed upon it under the terms of this Agreement or shall, through negligence, willful misconduct or breach of duty, do any act or thing in connection with the performance of its duties under this Agreement which results in loss or liability to the Company. In such event, the Company shall furnish written notice of default to the Program Manager, specifying in such notice the default giving rise to the right to terminate, and, upon the failure or refusal of the Program Manager to cure such default or reimburse the Company for such loss on or before 45 days after such notice, this Agreement may be terminated by the Company. This provision shall in no way limit the remedies of the non-defaulting party to seek any and all appropriate legal or equitable relief.

    2. The Program Manager may, at its option, terminate this Agreement without liability in the event the Company shall fail or refuse to perform a material obligation imposed on it under the terms of this Agreement or shall, through negligence, willful misconduct or breach of duty, do any act or thing on connection with the performance of its duties under this Agreement which results in loss to or liability of the Program Manager. In such event, the Program Manager shall furnish written notice of default to the Company, specifying in such notice the breach giving rise to the right to terminate, and, upon the failure or refusal of the Company to cure such default or reimburse the Program Manager for such loss on or before 45 days after such notice, this Agreement may be terminated by the Program Manager. This

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 12
        provision shall in no way limit the remedies of the non-defaulting party to seek any and all appropriate legal or equitable relief.

    3. Either the Company or Program Manager may, at its option, terminate this Agreement at any time without liability, if the Program Manager or Company, as the case may be, becomes insolvent or bankrupt or admits, in writing, its inability to pay its debts as they become due or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for the major part of its property or if bankruptcy, reorganization, rearrangement, insolvency or liquidation proceedings or other proceedings for relief under any law of debtors are instituted by or against the Program Manager, or the Company, as the case may be, and if so instituted, are consented to or not contested within 60 days after the commencement of such proceedings.

    4. Termination of this Agreement shall not relieve any party hereto of its liability for the performance of obligations imposed upon such party during the effective period of this Agreement if such obligations have not been performed or completed at the time of termination.

F.  Term

    1. The Initial Term ("Initial Term") of this Agreement shall be from January 1, 1997 through December 31, 1999. Following the Initial Term, this Agreement shall continue thereafter for successive period(s) of one year each, as hereinafter provided, unless terminated under the provisions of Section E hereof or Section F.2. below.

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 13
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    2.  Anything herein to the contrary notwithstanding, this Agreement in its entirety shall continue in full force and effect for a one-year period after the termination of the Initial Term hereof, and for successive one-year periods thereafter, unless either party shall give written notice to the other on or before 90 days prior to the end of the Initial Term, or 90 days prior to the end of each successive renewal term, that it elects to terminate this Agreement.

    3. If neither party exercises its right to terminate under Section E or Section F.2. above, the compensation payable to the Program Manager for successive one-year periods beyond the Initial Term shall be subject to renegotiation and mutual agreement by the parties prior to the first day of each successive one-year period. In the event of the parties' failure to reach agreement, either party may request arbitration, as provided in
        Section I of this Agreement, or the then existing compensation structure shall remain in effect if arbitration is not requested within thirty
        (30) days after the beginning of the successive one-year period.

G.  Books and Records

    The Program Manager shall prepare, keep and maintain, for the duration of this Agreement and for such period thereafter as the parties shall agree, all books, records, reports, and statistics produced by it in rendering services to the Company under this Agreement. The Company shall retain the right of access to all such books, records, reports and statistics at such times during the term of this Agreement, and any renewals thereof, as reasonably requested, and after the termination of this Agreement, as the parties shall determine. All books, records, reports, statistics, data, computer programs, and information pertaining to the business and affairs of the Company is confidential information, and the ownership

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 14
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    thereof shall at all times be and remain in the Company. The Program Manager shall not disclose any data or information developed or acquired by it in the performance of its duties hereunder or the contents of any books, records, reports or other material pertaining to the business and affairs of the Company to any person not a party to this Agreement without the prior written consent of the Company, unless such disclosure is in the ordinary course of the Company's business (e.g., financial information to insurance, corporate or securities regulators, brokers, insureds and prospects). In the event of termination of this Agreement, the Program Manager shall be permitted to retain copies of all such information for its records.

H.  General

    1. The Company shall indemnify the Program Manager, its directors, officers and employees, for all claims, suits, judgments and damages arising out of the Program Manager's good faith efforts to implement the policies and procedures of the Company. However, such indemnification shall not arise as a result of any action or failure to act by the Program Manager through its negligence, willful misconduct or breach of duty in connection with the performance of its duties under this Agreement.

    2. The Program Manager shall not be held responsible or liable for, and shall be indemnified against, any losses or errors or omissions arising out of insurance contracts, binders or certificates issued in accordance with the rules and procedures of the Company as communicated to the Program Manager from time to time in writing by the Company, except as a result of any action or failure to act by the

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 15
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        Program Manager through its negligence, willful misconduct or breach of duty in connection with the performance of its duties under this Agreement.

    3. The Program Manager shall indemnify the Company, its directors, officers and employees for all losses, claims, suits, judgments, damages, liabilities or expenses incurred by the Company, or such directors, officers and employees, as a result of the Program Manager's failure or refusal to perform any material obligation imposed by it under the terms of this Agreement or as a result of any action or failure to act by the Program Manager through its negligence, willful misconduct or breach of duty in connection with the performance of its duties under this Agreement.

    4. In performing the services pursuant to this Agreement, the Program Manager shall be acting as an independent contractor and shall not be deemed to be an agent or employee of the Company for any purposes.

    5. It is expressly understood that all premiums collected by the Program Manager are trust funds and that such premiums shall be held for the Company by the Program Manager in accordance with applicable provisions of Georgia law and, if applicable, the laws of other states until delivered to the Company in accordance with rules and procedures from time to time agreed to by the Company and the Program Manager. The Program Manager shall not be held liable by the Company for any premiums which it is unable to collect, after reasonable effort to do so under this Agreement, on any binders, contracts or certificates of insurance issued by the Program Manager in accordance with the rules and procedures of the Company.

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 16
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    6.  This Agreement may not be assigned in whole or in part by either party hereto without the prior written consent of the other party; provided, however, that the Program Manager may fulfill its obligations under this Agreement by assigning responsibilities to affiliated or commonly controlled entities; or, by subcontracting for various services with third parties to the extent the Program Manager deems advisable and prudent upon prior written approval of the Company, which approval shall not be unreasonably withheld.

    7. This Agreement constitutes the entire agreement between the Program Manager and the Company, and it cannot be altered or amended except in writing, signed by an authorized representative of each of the parties.

    8. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

    9. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

   10. The recitals set forth at the beginning of this Agreement are incorporated by reference in, and made a part of, this Agreement.

I.  Arbitration

    1. In the event that the Company and the Program Manager cannot reach agreement with respect to compensation as described in Sections D.1.(a) or F.3. of this

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 17

        Agreement, either party may refer such matter to arbitration as outlined below in Section I.3.

    2. As a precedent to any right of action hereunder, if any dispute shall arise between the Company and the Program Manager with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to arbitration as outlined below in
        Section I.3.

    3. The arbitration shall be commenced upon the written notice of either party and shall be submitted to two arbitrators, one to be chosen by each party, and such arbitrators shall choose an umpire before entering upon arbitration. If either party fails to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting them to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of an umpire within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. The arbitrators and umpire shall be active or former executive officers of insurance or reinsurance companies not under the control of either party to this Agreement.

        The arbitrators and umpire shall interpret this Agreement as an honorable engagement and not as merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law, and they shall make their award with a view to effecting the general purpose of this Agreement in a reasonable manner rather than in accordance with a literal interpretation of the

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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 18
        language. Each party shall submit their case to the arbitrators within thirty days of the appointment of the umpire.

        The decision in writing of the arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Should the arbitrators fail to agree, the decision of the umpire shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitration in any court having jurisdiction. Each party shall bear the expense of their own arbitrator and shall jointly and equally bear with the other party the expense of the umpire and of the arbitration. Said arbitration shall take place in Atlanta, Georgia unless some other place is mutually agreed upon by the Company and the Program Manager.

J.  Notice

    Any notice or communication required or permitted to be given between the parties hereto pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by first-class or certified mail, postage prepaid, or by any other reasonable method of delivery. Notices shall be addressed as follows:



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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 19

     To the Program Manager:

     Environmental Management Insurance Services, Inc.
     1845 The Exchange, Suite 200
     Atlanta, GA  30339
     Attention:  Lloyd A. Fox

     To the Company:

     American Safety Risk Retention Group, Inc.
     c/o Mutual Risk Management (Vermont), Ltd.
     One Lawson Lane
     Burlington, VT 05401

     With a copy to:

     Fred J. Pinckney, Esq.
     Womble, Carlyle, Sandridge & Rice
     1275 Peachtree Street, NE
     Suite 700
     Atlanta, GA  30309

     or to such other address as the parties may designate in writing.


IN WITNESS WHEREOF, the parties have executed this Agreement.


"Program Manager"
Environmental Management Insurance Services, Inc.


By: ________________________________________

Title: ______________________________________

Date: ______________________________________


"Company"
American Safety Risk Retention Group, Inc.


By: ________________________________________

Title: ______________________________________

Date: ______________________________________                    January 15, 1997



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ASRRG PROGRAM
MANAGEMENT AGREEMENT                                                     Page 20